Contact:    Investor Relations             Media
InvestorRelations@rjet.com     corpcomm@rjet.com

Republic Airways Holdings Inc. Announces Q4 and Full Year 2025 Financial Results

Fourth quarter highlights:
•Net income of $5.0 million, or $0.12 per diluted share
•Pre-tax income of $16.9 million and EBITDAR1 of $67.9 million
•Revenues of $464.1 million on increased block hour activity, up 23.0%
•On an adjusted basis1, excluding executive separation and merger-related costs, net income of $22.9 million or $0.54 per diluted share, adjusted pre-tax income1 of $32.2 million and adjusted EBITDAR1 of $83.2 million
•Unrestricted cash, cash equivalents, and marketable securities of $296.5 million and total debt and operating lease liabilities of $1.2 billion

Full year highlights:
•Net income of $76.2 million, or $1.87 per diluted share
•Pre-tax income of $113.4 million and EBITDAR1 of $295.3 million
•Revenues of $1.7 billion on increased block hour activity, up 18.2%
•On an adjusted basis1, excluding executive separation and merger-related costs, net income was $114.0 million or $2.80 per diluted share, adjusted pre-tax income1 was $160.5 million and adjusted EBITDAR1 was $342.4 million
•Took delivery of 12 new E175 aircraft from Embraer and placed into service under a previously announced multi-year agreement with United Airlines, replacing E170 aircraft
•Converted eight E170 aircraft from 70-seat to 65-seat aircraft and placed into service under a previously announced multi-year agreement with American Airlines
•In November 2025, completed a transformative debt-free merger with Mesa Air Group, Inc., (“Merger”) adding 60 E175 aircraft to a new multi-year operating agreement with United Airlines

CARMEL, INDIANA—(BUSINESS WIRE)—Republic Airways Holdings Inc. (NASDAQ: RJET) (the “Company”) today reported financial results for the fourth-quarter and full year 2025 and provided its outlook for the full year 2026.

1 Adjusted pre-tax income, adjusted net income, EBITDAR, adjusted EBITDAR, adjusted net debt, and leverage are non-GAAP financial measures. For additional information about the non-GAAP financial measures used in this press release and a reconciliation to the most comparable U.S. GAAP measure, see "Non-GAAP Financial Information" below.

As a result of the Merger, all operational and financial information presented herein includes 36 days of results related to Mesa operations.

For full year 2025, Republic Airways reported an 18.2% increase in block hour production over the prior year, resulting in total revenues of approximately $1.7 billion, a 13.7% increase over the same period. Pre-tax income was $113.4 million and net income per diluted share was $1.87 compared to $1.62 in 2024. Excluding executive separation and Merger-related items, adjusted pre-tax income1 was $160.5 million and adjusted net income per diluted share1 was $2.80 compared to $1.61 in the corresponding 2024 period.

As of December 31, 2025, the Company maintained a fleet of 311 E175 family aircraft up 68 aircraft, expanding its partnerships with American Airlines and United Airlines, while sustaining its strong commercial relationship with Delta Air Lines.

Commenting on the results, David Grizzle, Chief Executive Officer and Chairman of the Board of Directors said, “2025 was a transformational year for Republic. Despite the challenges of the U.S. government shutdown and disruptive weather events, our team of over 8,400 aviation professionals delivered fleet growth, exceptional operational reliability, and strong financial performance, culminating in the closing of the milestone merger with Mesa in the fourth quarter. I want to warmly welcome the over 1,600 new associates from Mesa to the Republic family.”

Despite widespread disruption caused by the U.S. government shutdown and an increase in cancellations due to weather, the Company achieved revenue growth of 20.6% to $464.1 million in Q4 2025, which includes 36 days of Mesa operations, over the comparative prior year period. Pre-tax income was $16.9 million and net income per diluted share was $0.12. Adjusted pre-tax income1, excluding executive separation and Merger-related items, was $32.2 million and adjusted net income per diluted share1 was $0.54.

Other highlights
During Q4 2025, the Company recorded additional income tax expense of $8.1 million related to non-deductible items, resulting in an increase in the Company's effective tax rate for Q4 and the full year 2025.

Balance sheet, cash, and liquidity
Republic Airways generated $322.0 million of operating cash flow during the full year 2025. Republic had $296.5 million in cash and cash equivalents and marketable securities at December 31, 2025.

The Company took delivery of 12 E175 aircraft during the full year 2025, which included three aircraft deliveries in Q4 2025. The Company has 29 additional E175 aircraft on order with Embraer, with scheduled deliveries expected through 2029. Total capex inclusive of aircraft, rotable spare parts and pre-delivery deposits for the remaining aircraft on order totaled $410.7 million for the full year 2025.

Total debt and operating lease liabilities at December 31, 2025 were $1.2 billion. The Company secured financing of $299.4 million and made mandatory scheduled debt repayments of $231.6 million for the full year 2025. As of December 31, 2025, the Company's adjusted net debt1 was $928.8 million, the full year 2025 adjusted EBITDAR1 was $342.4 million, resulting in leverage ratio1 of 2.7x.

Mesa Merger
On November 25, 2025, the Company completed the Merger with Mesa Air Group, Inc. continuing as the surviving corporation. Upon closing, Mesa Air Group, Inc. was renamed Republic Airways Holding Inc. As a result of the Merger, Republic began operating 60 United-owned E175 aircraft that will fly under the United Express brand and a new multi-year operating agreement. As a result of the debt-free Merger, the Company has incurred, and expects to continue to incur, significant Merger-related costs as it continues to integrate and harmonize the Mesa Airlines and Republic Airways operations across its combined fleet. The Company incurred $26.3 million and $3.2 million in Merger-related costs in 2025 and 2024, respectively. The surviving corporation is led by the Republic Airways' leadership team.

Matt Koscal, President and Chief Commercial Officer said, “We enter 2026 with clarity and integration momentum and believe we are uniquely positioned to deliver exceptional value to our airline partners, employees, and shareholders. This new chapter strengthens our ability to perform consistently, grow strategically, and create long-term value as a leading regional airline. As we execute the Mesa integration throughout 2026 and beyond, we are focused on harmonizing our operations, strengthening our airline partnerships, and positioning Republic Airways for sustainable long-term growth.”

2026 outlook
The Company is providing the following full year 2026 guidance:

•Total revenues of approximately $2.0 billion
•Block hour production of at least 865,000 block hours
•Adjusted EBITDAR exceeding $380.0 million
•Capital expenditures of approximately $90 million
•Debt extinguishment of approximately $165 million

A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDAR cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Earnings call
The Company will host a live webcast to discuss fourth quarter and full year 2025 financial results on Wednesday, March 4, 2026, at 8:30 a.m. EST. The webcast link and related presentation materials are available at investor.rjet.com. A replay of the webcast will be available shortly after the call.

About Republic Airways
Founded in 1974, Republic Airways maintains a combined fleet of 311 Embraer 170/175 aircraft, and its airlines offer scheduled passenger service on approximately 1,300 daily scheduled flights to approximately 142 cities in the United States, Canada, the Caribbean and Mexico. The airline provides fixed-fee flights operated under its codeshare partners' brands: American Eagle, Delta Connection, and United Express. The airline employs more than 8,400 aviation professionals. Learn more at www.rjet.com.

Forward-looking statements
Statements made in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “hope,” “likely,” and “continue” and similar terms used in connection with statements regarding our outlook, anticipated operations, the revenue environment, our contractual relationships, and our anticipated financial performance. These statements include, but are not limited to, statements about the continued demand for our product, the effect of economic conditions on Republic’s business, financial condition and results of operations, the timing of scheduled aircraft deliveries, fleet expansion, changes in aircraft seat configurations, transition and anticipated fleet size for Republic in upcoming periods, expected production levels in future periods, pilot attrition trends, Republic's coordination with American Airlines, Inc. (“American”), Delta Air Lines, Inc. (“Delta”), and United Airlines, Inc. (“United”) (each, a “codeshare partner” and together, “codeshare partners”) regarding the delivery of aircraft under previously announced agreements and timing of placing new aircraft deliveries into service, the expected terms, timing and benefits related to Republic’s leasing, strategic arrangements, strategic agreements and equity investments in third parties, scheduled flight service to smaller communities, increasing the utilization and efficiency of all fleet types as well as Republic's future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this press release and accompanying statements made by Management are made as of the date hereof and are based on information available to Republic as of such date. Republic assumes no obligation to update any forward-looking statements unless required by law. Readers should note that many factors could affect the future operating and financial results of Republic and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this press release and accompanying Management statements. These factors include, but are not limited to, the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to inflationary pressures, and related decreases in customer demand and spending; uncertainty regarding potential future outbreaks of infectious diseases or other health concerns, and the consequences of such outbreaks to the travel industry, including travel demand and travel behavior, and our major airline partners in general and the financial condition and operating results of Republic in particular; the prospects of entering into agreements with existing or other carriers to fly new aircraft; uncertainty regarding timing and performance of key third-party service providers; ongoing negotiations between Republic and its major airline partners regarding their contractual obligations; uncertainties regarding operation of new aircraft; the ability to attract and retain qualified pilots, mechanics and other personnel in operations; the impact of regulatory issues such as pilot rest rules and qualification requirements; the ability to obtain aircraft financing; the financial stability of Republic's codeshare partners and any potential impact of their financial condition on the operations of Republic; fluctuations in flight schedules, which are determined by the codeshare partners for whom Republic conducts flight operations; variations in market and economic conditions; significant aircraft debt commitments; estimated useful life of long-lived assets, residual aircraft values and related asset impairments; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs and potential fuel shortages; the impact of weather-related, natural disasters and other air safety incidents on air travel and airline costs; aircraft deliveries; uncertainty regarding ongoing international hostilities, including conflicts in the Middle East and between Russia and Ukraine, and the related impacts on macroeconomic conditions and on the international operations of any of our major airline partners as a result of such conflicts; the availability of parts used in connection with maintenance and repairs of the aircraft; the availability of suitable replacement aircraft for aging aircraft; the impact of enacted and proposed U.S. tariffs on global economic conditions and the financial markets, passenger demand, the cost of aircraft parts and supplies sourced internationally and the cost of service providers located outside of the United States; the impact of potential future U.S. government shutdowns on air traffic controller staffing and flight cancellations and other unanticipated factors.

There may be other factors that may affect matters discussed in forward-looking statements set forth in this press release and accompanying Management statements, which factors may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these statements other than as required by applicable law.

For additional information on these and other factors that could cause Republic's actual results to differ materially from expected results, please see Republic's filing with the Securities and Exchange Commission (the “SEC”), including the section entitled “Risk Factors” in the proxy statement/prospectus, related to the Merger, filed with the SEC on October 2, 2025, as such factors may be updated from time to time in Republic's filings with the SEC, which are or will be accessible on the SEC's website at www.sec.gov.

Condensed consolidated statements of operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
REVENUES	$ 464.1	$ 384.8	$ 1,676.5	$ 1,474.0
OPERATING EXPENSES:
Wages and benefits	215.0	177.0	762.6	677.2
Aircraft and engine rent	0.7	0.9	0.7	3.6
Maintenance and repair	92.3	78.3	320.9	311.2
Depreciation and amortization	33.1	29.7	126.3	117.0
Executive separation and merger-related items	15.3	—	47.1	3.2
Other	73.6	63.9	250.6	224.8
Total operating expenses	430.0	349.8	1,508.2	1,337.0

OPERATING INCOME	34.1	35.0	168.3	137.0

OTHER INCOME (EXPENSE)
Investment income and other, net	(1.4)	7.2	5.7	7.6
Interest expense	(15.8)	(14.0)	(60.6)	(57.7)
Total other expense, net	(17.2)	(6.8)	(54.9)	(50.1)

INCOME BEFORE INCOME TAXES	16.9	28.2	113.4	86.9
INCOME TAX EXPENSE	11.9	6.2	37.2	22.3
NET INCOME	$ 5.0	$ 22.0	$ 76.2	$ 64.6

NET INCOME PER COMMON SHARE—BASIC	$ 0.12	$ 0.56	$ 1.90	$ 1.65
NET INCOME PER COMMON SHARE—DILUTED	$ 0.12	$ 0.55	$ 1.87	$ 1.62
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING—BASIC	42.0	39.1	40.0	39.1
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING—DILUTED	42.6	39.8	40.7	39.8

Condensed consolidated balance sheets
(In millions)
(Unaudited)

	As of December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and marketable securities	$ 296.5	$ 302.0
Other current assets	244.2	151.3
Total current assets	540.7	453.3

Property and equipment, net	2,410.0	2,109.5
Other non-current assets	325.9	205.0
TOTAL ASSETS	$ 3,276.6	$ 2,767.8

LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$ 202.0	$ 259.6
Current portion of operating lease liabilities	16.5	13.5
Accounts payable and accrued liabilities	355.7	216.0
Total current liabilities	574.2	489.1

Long-term debt and finance leases – less current portion	882.9	752.2
Deferred income taxes	220.9	206.0
Other non-current liabilities	270.1	204.2
Total liabilities	1,948.1	1,651.5

Total shareholders’ equity and mezzanine equity	1,328.5	1,116.3
TOTAL LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY	$ 3,276.6	$ 2,767.8

Non-GAAP financial information

In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP, but should not be considered a substitute or superior to GAAP results. The tables presented below show reconciliations of non-GAAP financial measures used in this earnings release to the most directly comparable GAAP measures.

Reconciliation of net income to adjusted pre-tax income, adjusted EBITDAR and EBITDAR:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net income	$ 5.0	$ 22.0	$ 76.2	$ 64.6
Plus:
Executive separation and merger-related items
Executive separation	2.0	—	20.8	—
Merger-related items	13.3	—	26.3	3.2
Income tax expense	11.9	6.2	37.2	22.3
Adjusted pre-tax income	32.2	28.2	160.5	90.1
Interest expense	15.8	14.0	60.6	57.7
Investment loss (income) and other, net	1.4	(7.2)	(5.7)	(7.6)
Aircraft and engine rent	0.7	0.9	0.7	3.6
Depreciation and amortization	33.1	29.7	126.3	117.0
Adjusted EBITDAR	83.2	65.6	342.4	260.8
Less:
Executive separation and merger-related items
Executive separation	2.0	—	20.8	—
Merger-related items	13.3	—	26.3	3.2
EBITDAR	$ 67.9	$ 65.6	$ 295.3	$ 257.6

Reconciliation of net income to adjusted net income:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net income	$ 5.0	$ 22.0	$ 76.2	$ 64.6
Plus:
Executive separation and merger-related items
Executive separation	2.0	—	20.8	—
Merger-related items	13.3	—	26.3	3.2
Income tax expense	11.9	6.2	37.2	22.3
Adjusted pre-tax income	32.2	28.2	160.5	90.1
Income tax expense[2]	9.3	8.2	46.5	26.1
Adjusted net income	$ 22.9	$ 20.0	$ 114.0	$ 64.0

2 Income tax expense reflects the adjusted pre-tax income multiplied by an estimated effective tax rate of 29.0%

Reconciliation of debt to adjusted net debt and leverage:

	December 31,
(in millions)	2025	2024
Debt, finance lease obligations and other financial liabilities	$ 1,084.9	$ 1,011.8
Operating lease obligations - current and noncurrent	140.4	131.1
Less: Cash and cash equivalents	(134.3)	(110.5)
Less: Marketable securities	(162.2)	(191.5)
Adjusted net debt	928.8	840.9
Adjusted EBITDAR (trailing 12 months)	342.4	260.8
Leverage Ratio	2.7x	3.2x

Selected operational highlights

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Block hours	198,299	161,276	23.0%	699,313	591,677	18.2%
Departures	102,108	88,160	15.8	371,205	323,807	14.6
Average daily utilization (hours)	10.0	9.3	7.5	9.7	8.5	14.1
Completion factor[3]	96.9%	99.7%	(2.8) pts	96.8%	98.1%	(1.3) pts
Controllable completion factor[4]	99.9	99.9	—	99.9	99.9	—
3 “Completion factor” means the percentage of scheduled flights that are completed
4 “Controllable completion factor” means the percentage of completed scheduled flights over which Republic Airways had control, excluding cancelled flights due to uncontrollable factors such as weather.

Fleet in Service
Our contract committed fleet as of December 31, 2025 is 306 aircraft, including 31 aircraft currently leased to American Airlines. In addition to the 306 aircraft in the committed fleet, the Company also has five unallocated spare aircraft.

Aircraft	American Airlines	Delta Air Lines	United Airlines	Total Aircraft Committed[5]
E170	44	11	4	59
E175	79	46	122	247
Total	123	57	126	306
5 Represents the minimum contracted fleet out of a total of 311 aircraft. Excludes five unallocated spare aircraft.

The committed fleet has grown by 68 aircraft from 2024 (60 acquired in the Merger) when there were 238 fleet in service of our partners including 31 leased to American Airlines. Additionally, Republic has firm orders for 29 new Embraer E175 aircraft to be delivered from 2026 through 2029.